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                                                                    Exhibit 99.2

                              YAGO SYSTEMS, INC.

                            1998 STOCK OPTION PLAN


1.   Purpose.  The purpose of this Stock Option Plan (the "Plan") is to advance
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the interests of Yago Systems, Inc. (the "Company") by enhancing its ability to attract and retain employees who are in a position to make significant contributions to the success of the Company and its subsidiaries; reward employees for such contributions; and encourage employees to take into account the long-term interests of the Company through ownership of shares of the Company's common stock ("Stock").

     The Plan is intended to accomplish these goals by enabling the Company to grant Options to eligible employees.

2.   Administration.  The Plan will be administered by the Board of Directors of
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the Company (the "Board").  The Board will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to grant Options at such time or times as it may choose; determine the size of each Option, including the number of shares of Stock subject to the Option; determine the type or types of Options; determine the terms and conditions of each Option; waive compliance by a Participant with any obligation to be performed by him or her under an Option and waive any term or condition of an Option; with the consent of the Participant, cancel an existing Option in whole or in part; grant the Participant another Option to replace an Option or portion thereof that has been canceled; prescribe the form or forms of instruments that are required under the Plan, including any written notices and elections required of Participants, or are deemed appropriate by the Board, and change such forms from time to time; adopt, amend and rescind rules and regulations for the administration of the Plan; and interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Board, and all other determinations and actions of the Board made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties.

3.   Effective Date and Term of Plan.  The Plan will become effective on the
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date on which it is approved by the stockholders of the Company.  Grants of
Options under the Plan may be made prior to that date (but after Board adoption of the Plan), subject to such approval of the Plan.

     No Option may be granted under the Plan after the tenth anniversary of the date on which the Plan was adopted by the Board, but Options previously granted may extend beyond that date.

4.   Shares Subject to The Plan.  Subject to adjustment as provided in Section
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8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 4,394,549. If any Option requiring exercise by the Participant for delivery of Stock terminates without having
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been exercised in full, or if any Option payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Option was not exercised or for which cash was substituted will be available for future grants.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5.   Eligibility and Participation.  Those eligible to receive Options under the
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Plan will be persons in the employ of the Company or any of its subsidiaries
("Employees") who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock. The Board will from time to time select the eligible Employees who are to be granted Options ("Participants").

6.   Option Grants.
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     a.  Nature of Options.  An Option is an Option entitling the recipient on
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     exercise thereof to purchase Stock at a specified exercise price.  Both
     "incentive stock options," as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Options that are not incentive stock options, may be granted under the Plan. Any Option intended to qualify as an incentive stock option will be referred to in the Plan as an "ISO". Instruments evidencing ISOs must contain such provisions as are required under applicable provisions of the Code. Once an ISO has been granted, no action by the Board that would cause the Option to lose its status under the Code as an incentive stock option will be effective without the consent of the Option holder.

     b.  Exercise Price.  The exercise price of an Option will be determined by
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     the Board subject to the following:

          i. The exercise price of an Option which is not an ISO may be any amount which is not less than 50% of the fair market value (as defined in Section 8.8) per share of the Stock at the time the Option is granted.

          ii. The exercise price of an ISO may not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the fair market value per share of the Stock at the time the Option is granted. A "ten-percent shareholder" is any person who at the time of grant owns directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

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          iii. In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

          iv. The Board may reduce the exercise price of an Option at any time after the time of grant, but the Option will be treated as a new Option granted on the date of the reduction.

     c.  Duration of Options.  The latest date on which an Option may be
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     exercised will be the tenth anniversary (fifth anniversary, in the case of an ISO granted to a ten-percent shareholder) of the date the Option was granted, or such earlier date as may have been specified by the Board at the time the Option was granted.

     d.  Exercise of Options.  An Option will become exercisable at such time or
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     times, and on such conditions, as the Board may specify.  The Board may at any time accelerate the time at which all or any part of the Option may be exercised.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Board and (2) payment in full in accordance with Section 6.5 below for the number of shares for which the Option is exercised.

     e.  Payment for Stock.  Stock purchased on exercise of an Option must be
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     paid for as follows:  (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the Option (or, in the case of an Option which is not an ISO, by the Board at or after grant of the Option), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Board expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Board (provided that, if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock must be paid in cash), or (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the permissible forms of payment.

     f.  Discretionary Payments.  If the market price of shares of Stock subject
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     to an Option exceeds the exercise price of the Option at the time of its exercise, the Board may cancel the Option and cause the Company to pay in cash to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Board may

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     exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Board.

     g.  Special Rule for ISOs.  Consistent with Section 422 of the Code and any
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     associated regulations, notices or other official pronouncements of general applicability, to the extent the aggregate fair market value (determined as of the time the Option is granted) of the shares of Stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, such Options shall not be treated as ISOs. Nothing in this special rule shall be construed as limiting the exercisability of any Option unless the Board provides for such a limitation at time of grant.

     h.  Exemption from Qualification.  All Options granted hereunder shall be
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     subject to such additional terms and conditions as may be necessary to ensure that the Options are exempt pursuant to Section 25102(o) of the California Corporations Code.

7.   Events Affecting Outstanding Options.
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     a.  Retirement, Death and Disability.  If a Participant ceases to be an
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     Employee by reason of retirement with consent of the Company after attainment of age 62, death or total and permanent disability (as determined by the Board), the following will apply:

          i. Subject to paragraph (b) below, each Option held by the Participant when his or her employment ended will immediately become exercisable in full and will continue to be exercisable until the earlier of (1) the third anniversary of the date on which his or her employment ended, and (2) the date on which the Option would have terminated had the Participant remained an Employee. If the Participant has died, his or her Option may be exercised within such limits by his or her executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution (the Participant's "legal representative").

          ii. If, when the Participant's employment ended, exercise of an Option was subject to performance or other conditions (other than conditions relating to the mere passage of time and continued employment) which had not been satisfied at such time, the Board may remove or modify such conditions or provide that the Participant will receive the benefit of the Option if and when the conditions are subsequently satisfied. If the Board does not take such action, however, such Option will terminate as of the date on which the Participant's employment ended above.

     If a Participant dies after his or her employment has ended but while an Option held by him or her is still exercisable, his or her legal representative will be entitled to exercise such Option

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until the earlier of (1) the third anniversary of his or her death and (2) the date on which the Option would have terminated had the Participant remained an Employee.

     b.  Other Termination of Employment.  If a Participant ceases to be an
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     Employee for any reason other than those specified in Section 7.1 above all
     Options held by the Participant that were not exercisable when his or her employment ended will terminate. Any Options that were so exercisable will continue to be exercisable until the earlier of (1) the date which is three months after the date on which his or her employment ended and (2) the date on which the Option would have terminated had the Participant remained an Employee.

     For purposes of this Section 7.2, an Employee's employment will not be considered to have ended (1) in the case of sick leave or other leave of absence approved for purposes of the Plan by the Board, so long as his or her right to reemployment is guaranteed either by statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing, or (2) in the case of a transfer of employment between the Company and an affiliated company or between affiliated companies, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies.

     c.  Mergers, Consolidations, etc.  In the event of a merger or
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     consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of sale or transfer of all or substantially all of the Company's assets (a "covered transaction"), all outstanding Options may be terminated by the Board as of the effective date of the covered transaction.

8.   General Provisions.
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     a.  Documentation of Options.  Options will be evidenced by written
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     instruments prescribed by the Company from time to time.  Such instruments may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

     b.  Rights as a Stockholder; Dividend Equivalents.  Except as specifically
         ---------------------------------------------
     provided by the Plan, the receipt of an Option will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Option, upon actual receipt of Stock.

     c.  Conditions on Delivery of Stock.  The Company will not be obligated to
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     deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Option have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and

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     state laws and regulations have been complied with, (c) if the outstanding
     Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     If an Option is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     d.  Tax Withholding.  The Company will withhold from any cash payment made
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     pursuant to an Option an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Option pursuant to which Stock may be delivered, the Board will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Board may permit the Participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

     If at the time an ISO is exercised the Board determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Stock received upon exercise, and (b) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

     e.  Nontransferability of Options.  Except as otherwise specifically
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     provided by the Board, no Option (other than an Option in the form of an outright transfer of cash or unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during an Employee's lifetime an Option requiring exercise may be exercised only by him or her (or, in the event of incapacity, the person or persons properly appointed to act on his or her behalf).

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     f.  Adjustments in the Event of Certain Transactions.
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          i.  In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to common stockholders other than normal cash dividends, the Board will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

          ii. In any event referred to in paragraph (a) the Board will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Options then outstanding or subsequently granted, any exercise prices relating to Options and any other provisions of Options affected by such change. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Board that adjustments are appropriate to avoid distortion in the operation of the Plan, but no such adjustments other than those required by law may adversely affect the rights of any Participant (without the Participant's consent) under any Option previously granted.

     g.  Employment Rights.  Neither the adoption of the Plan nor the grant of
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     Options will confer upon any person any right to continued employment with the Company or any subsidiary or affect in any way the right of the Company or subsidiary to terminate an employment relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Options granted under the Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the Employee.

     h.  Fair Market Value.  For purposes of the Plan, fair market value of a
         -----------------
     share of Stock on any date will be the value determined in good faith of the Board in accordance with applicable law.

     i.  Deferral of Payments.  The Board may agree at any time, upon request of
         --------------------
     the Participant, to defer the date on which any payment under an Option will be made.

     j.   Past Services as Consideration.  Where a Participant purchases Stock
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     under an Option for a price equal to the par value of the Stock, the Board may determine that such price has been satisfied by past services rendered by the Participant.

9.   Effect, Discontinuance, Cancellation, Amendment and Termination.  Neither
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adoption of the Plan nor the grant of Options to a Participant will affect the
Company's right to grant to such Participant Options that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

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     The Board may at any time discontinue granting Options under the Plan.  The
Board may at any time or times amend the Plan or any outstanding Option for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Options, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) change the group of persons eligible to receive Options under the Plan, (c) extend the time within which Options may be granted, or (d) amend the provisions of this Section 9, and no amendment or termination of the Plan may adversely affect the rights of any Participant (without his or her consent) under any Option previously granted.

                                        YAGO SYSTEMS, INC.



                                        By
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                                        Title
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